EXHIBIT 77(O)

                  Transactions Effected Pursuant to Rule 10f-3

         3/22/04  Belgacom SA - ING International Fund

         4/29/04  Fadesa Inmobiliara S.A. - ING International SmallCap Growth
                  Fund